                                                      Exhibit 5

           Kennedy Covington Lobdell & Hickman, L.L.P.
                 NationsBank Corporate Center
                             Suite 4200
                       100 North Tryon Street
                Charlotte, North Carolina 28202-4006

Myles E. Standish
704/331-7504                                   Facsimile 704/331-7598

                          August 21, 1994

Oakwood Homes Corporation
2225 South Holden Road
Greensboro, North Carolina 27417-0386

Gentlemen:

     You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of 699,992 shares of the $.50 par value Common Stock (the "Common Stock") of Oakwood Homes Corporation (the "Company"), a North Carolina corporation, by the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the Company's acquisition of Golden West Homes ("Golden West") pursuant to the terms of an Acquisition Agreement dated as of August 17, 1994 by and between the Company, Golden West, a California corporation, Golden Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, certain shareholders of Golden West and First Union National Bank of North Carolina as Escrow Agent (the "Acquisition Agreement").

     We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the 699,992 shares of the Common Stock covered by the Registration Statement have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the terms of the Acquisition Agreement and receipt by the Company of the consideration therefor.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Sincerely,

                                     KENNEDY COVINGTON LOBDELL & HICKMAN